EXHIBIT 5


                                                        September 30, 1999

The Publishing Company of North America, Inc.
186 P.C.N.A. Parkway
Lake Helen, FL 32744
Attention:  Mr. Peter S. Balise, President

RE:    THE PUBLISHING COMPANY OF NORTH AMERICA, INC./FORM S-3 CORRESPONDENCE

Dear Mr. Balise:

         You have advised us that The Publishing Company of North America, Inc. (the "Company") is filing with the United States Securities and Exchange Commission a Registration Statement on Form S-3 with respect to 391,333 shares of Common Stock, no par value.

         In connection with the filing of this Registration Statement, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares of Common Stock as are presently outstanding; and (ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

         You have advised us that as of September 29, 1999, the Company's authorized capital consists of 15,000,000 shares of Common Stock, no par value per share, of which 4,925,020 shares of Common Stock have been issued and 3,290,720 shares are outstanding. You have further advised us that the Company has received valid consideration for the issuance of these shares.

         After having examined the Company's amended and restated articles of incorporation, bylaws, minutes, the option agreements and the documents incorporated by reference in the Prospectus, we are of the opinion that the 3,290,720 outstanding shares of Common Stock (which includes the 391,333 shares relating to the registration statement noted above) are fully paid and nonassessable, duly authorized and validly issued.

         We consent to the use of our name in the Prospectus under the caption "Legal Matters".

                                                      Very truly yours,

                                                      /s/ Michael Harris, P.A.
                                                      --------------------------
                                                      MICHAEL HARRIS, P.A.